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                                                                    EXHIBIT 3.14

                           ARTICLES OF INCORPORATION

     The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                   ARTICLE I

                                      NAME

     The name of the corporation shall be:

                               HEALTH XTRA, INC.

                                   ARTICLE II

                                PRINCIPAL OFFICE

     The principal place of business and mailing address of this corporation shall be:

          600 East Coast Avenue, Lantana, Florida 33464

                                  ARTICLE III

                                     SHARES

     The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

          3,000 shares/with no par

                                   ARTICLE IV

                  INITIAL REGISTERED AGENT AND STREET ADDRESS

     The name and Florida street address of the initial registered agent are:

          Capital Connection, Inc.
          417 E. Virginia Street, Suite 1
          Tallahassee, Florida 32301

                                   ARTICLE V

                                  INCORPORATOR

     The name and address of the incorporator to these Articles of Incorporation are:

          Harvey Blicksilver
          600 East Coast Avenue
          Lantana, Florida 33464

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               /s/ HARVEY BLICKSILVER                                         6/23/98
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               SIGNATURE/INCORPORATOR                                          DATE
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    (An additional article must be added if an effective date is requested.)

     Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

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
                 /s/ CHRIS GREENWALD                                          6/24/98
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             SIGNATURE/REGISTERED AGENT                                        DATE
               FOR CAPITAL CONNECTION
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